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                                                                    EXHIBIT 5.18

                             ASSIGNMENT AGREEMENT
                             --------------------

THIS ASSIGNMENT made the 29th day of July, 1997.
                         ----------------------

A M O N G:

                        INFONET SOFTWARE SOLUTIONS INC.
   a company incorporated under the laws of the Province of British Columbia
                      (hereinafter called the "Assignor")
                                                              OF THE FIRST PART;

                                     -and-

                        ELECTRONIC ARTS (CANADA), INC.
   a company incorporated under the laws of the Province of British Columbia
                      (hereinafter called the "Assignee")
                                                             OF THE SECOND PART;

                                     -and-

                            547495 ONTARIO LIMITED
                           AS AGENT FOR THE LANDLORD
                      (hereinafter called the "Landlord")
                                                              OF THE THIRD PART;

     WHEREAS by a Lease dated the 26th day of March 1992 (hereinafter called the
                                  ----        ----------
"Lease") made between THE CANADA LIFE ASSURANCE COMPANY as Landlord and OSIWARE
                                                                        -------
INC., as the Tenant the Landlord demised and leased unto the Tenant premises
----
(hereinafter called the "Premises") composed of approximately seven thousand three hundred (7,300) square feet on the second floor of the building (hereinafter called the "Building") known as 4400 Dominion Street In the City of Burnaby in the Province of British Columbia, and which is the structure erected on the lands described in Schedule "A" to the Lease, together with access thereto and being part of the lands and premises more particularly described in the Lease together with certain rights of user and at the rent and subject to the terms, covenants and conditions contained in the Lease for a term of ten
(10) years to be fully completed and ended on the 30th day of November, 2002;

     AND WHEREAS the present Landlord of the Building has appointed 547495 Ontario Limited as its Agent

     AND WHEREAS the Demised Premises were surveyed and determined to be comprised of seven thousand three hundred and forty-seven square feet (7,347) of Rentable Space effective as of December 1, 1992, and the Landlord and Tenant acknowledge that the Lease Is hereby amended accordingly, and retroactively to December 1, 1992, with respect to the Demised Premises, Items of Rent and all other applicable clauses.

                                       1.
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     AND WHEREAS by Certificates of Amendment and Articles of Amendment copies of which are attached hereto as a schedule, the Tenant's corporate name was legally changed from Osiware Inc. to Infonet Software Solutions Inc.

     AND WHEREAS the Assignee has requested the Ass a residue of the said term of years and to assign the Lease to it effective 12:01 a.m., November, 1, 1997
                                       ---------------------------------------
(the "Effective Date").
----------------------

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements herein contained, (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1. The Assignor hereby assigns to the Assignee the Assignor's interest in the Premises together with the unexpired residue of the said term of years and the Lease and all benefits to be derived therefrom subject to the payment of the rent and the observance and performance of the covenants, provisos and conditions on the part of the Tenant contained therein.

2. The Landlord confirms that the Lease is in good standing and in full force and effect, the rent reserved thereby has been paid up to the Effective
                                                                   ---------
     Date, which includes additional rent, and that the Lease has not been
     ----
     modified, altered or amended and that there is no rent prepaid in advance other than as specified in the Lease.

3. The Landlord consents to this assignment of the Lease to the Assignee subject to the payment of rent and additional rent reserved by, and the performance and observance of the covenants, provisions and conditions on the part of the Tenant contained in the Lease.

4. The Assignor covenants with the Assignee that the Lease is a valid and subsisting Lease, that the rent reserved thereby has been paid up to the Effective Date, that the covenants, provisos and conditions thereof on the
     --------------
     part of the Tenant have been duly observed and performed up to the date hereof, that the Assignor is entitled to assign the Lease, that subject to the payment of the rent and the observance and performance of the covenants, provisos and conditions of the Lease, the Assignee may enjoy the Premises for the residue of the said term of years, without Interruption by the Assignor or any person claiming through it and that the Assignor shall at all times hereafter at the request and cost of the Assignee execute such further assurances in respect of this Assignment as the Assignee may reasonably require.

5. (i) The Assignee covenants with the Assignor (and the Landlord) that the Assignee will throughout the residue of the said term of years, and all additional rent and other monies reserved and made payable by the Lease at the times and in the manner provided in the Lease and observe and perform the covenants, provisos and conditions on the part of the Tenant contained In the Lease and will Indemnify and save harmless the Assignor from all actions, suits, costs, losses, damages and expenses in respect of Assignee's failure to pay such Rent, additional rent and, other monies and
                                    -------------------------------------------
     to observe and perform any of such covenants, conditions and agreements following the Effective Date of this Assignment.
                   --------------

                                       2.
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          (ii) The Assignee covenants with the Landlord that the Assignee will throughout the residue of the said term of years, pay the rent and all additional rent and other monies reserved and made payable by the Lease at the times and in the manner provided in the Lease and observe and perform the covenants, provisos and conditions on the part of the Tenant contained In the Lease and will be liable to the Landlord for a breach of any of the foregoing and any repudiation of the Lease, to the same extent as if the Assignee were the original Tenant under the Lease. The Assignee further
                                                      -----------------------
     covenants that notwithstanding any provision to the contrary contained in
     -------------------------------------------------------------------------
     the Lease, it will, before the expiration of the Term, if requested to do
     -------------------------------------------------------------------------
     so by the Landlord, remove some or all Leasehold Improvements and restore
     -------------------------------------------------------------------------
     the Premises to their original condition, the cost of which shall be borne
     --------------------------------------------------------------------------
     exclusively by the Assignee.
     ---------------------------

6. The Assignor shall at any time hereafter upon the request and the cost of the Assignee execute such further assurances in respect to this Agreement as the Assignee and/or the Landlord shall require.

7. Notwithstanding any other provision of this Agreement, the Assignor shall remain jointly and severally liable with the Assignee for the fulfillment of all of the obligations and responsibilities of the Tenant contained in the Lease.

8.   The Assignor has delivered to the Landlord a cheque in the amount of Five
         --------                                                         ----
     Hundred and Thirty Five Dollars ($535.00) (inclusive of GST) which amount
     -------------------------------
     shall cover the Landlord's legal expenses in drafting, reviewing, and approving this Agreement, a Certificate of Insurance as required in the Lease.

9.   Section 15.4 of the Lease is hereby amended by:

     (a) changing the Landlord's address for the purpose of giving notice to the Landlord to:
          547495 Ontario Limited
          c/o Beutel Goodman Real Estate Group
          Suite 900-666 Burrard Street
          Vancouver, BC V6C 2X8

     (b) adding to the Tenant's address for the purpose of giving notice to the Tenant to:
          Electronic Arts (Canada), Inc.
          Suite 400 - 4400 Dominion Street
          Burnaby, BC V5G 4G3

                                       3.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set out below.

                                    INFONET SOFTWARE SOLUTIONS INC.

                                    Per:________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________
                                             (We have the authority to bind
                                              the Corporation)

                                    Dated this 30/th/ day of July, 1997.


                                    ELECTRONIC ARTS (CANADA), INC.
                                    (Assignee)

                                    Per:________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________
                                             (We have the authority to bind
                                              the Corporation)

                                    Dated this 6/th/ day of August, 1997


                                    547495 ONTARIO LIMITED
                                    as Agent for the Landlord
                                    (Landlord)

                                    Per:________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________
                                             (We have the authority to bind
                                              the Corporation)

                                    Dated this 19/th/ day of August, 1997.

                                       4.
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ADDENDUM


10.  Section 10.04 of the Lease is hereby amended by:

     addition of the following sentence at the end of the paragraph:

     "Not withstanding the foregoing, this section 10.04 shall not apply if such change occurs as the result in trading of shares listed upon a recognized stock exchange."



                                                       L _________   T _________
                                                        (initials)    (initials)

                                       5.